                                                                      EXHIBIT 23



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the use in this Annual Report (Form 10-KSB) of Global Media Corp. of our report with respect to the Company's consolidated financial statements for the year ended July 31, 1999.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-62027 pertaining to the 1998 Stock Option Plan and No. 333-74921 pertaining to the Global Media Stock Option Plan) of Global Media Corp., and in the related prospectuses, of our report dated September 23, 1999 (except as to note 9(i) and 12(i) which are as of October 19, 1999) with respect to the consolidated financial statements of Global Media Corp. incorporated by reference in the Annual Report (Form 10-KSB) for the year ended July 31, 1999.




                                        /s/ Ernst & Young LLP
                                       -----------------------------------
Vancouver, Canada                       Chartered Accountants
October 27, 1999